                            CERTIFICATE OF FORMATION

                                       OF

                     Cinergy Mexico Marketing & Trading, LLC

     This  Certificate of Formation of Cinergy Mexico  Marketing & Trading,  LLC
(the  "Company"),  is being duly  executed and filed by the  undersigned,  as an authorized  person,  to form a limited  liability  company  under  the  Delaware
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), 6 Del. C.§§ 18-101, et seq.

                                    ARTICLE I

                                      NAME

               The name of the limited liability company shall be:
                     Cinergy Mexico Marketing & Trading, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: 1209 Orange Street,
Wilmington,  Delaware  19801,  or such other  location as the Company by consent shall  determine.  The initial  registered  agent of the  Company  shall be: The
Corporation Trust Company,  1209 Orange Street,  Wilmington,  New Castle County,
Delaware,  19801,  or such  other  location  as the  Company  by  consent  shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     In Witness  Whereof,  the  undersigned  has executed  this  Certificate  of
Formation on this 24th day of February 2004.

                                                             /s/ Cecilia Temple
                                                             Cecilia Temple
                                                             Authorized Person